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                                                                 EXHIBIT 10.19

                           SUN COAST INDUSTRIES, INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN


         SUN COAST INDUSTRIES, INC., a Delaware corporation (the "Company"), has adopted this Amended and Restated Employee Stock Purchase Plan (the "Plan") to be effective as of May 1, 1994 (the "Effective Date"), as amended June 27, 1994 and December 6, 1994.

         1. Purpose. The purpose of the Plan is to provide a convenient means by which the eligible employees of the Company may become stockholders in the Company. The Board of Directors of the Company believes that it is desirable to permit the employees of the Company to participate in the ownership of the Company through the purchase of shares of Common Stock.

         2. Term of Plan. The Plan shall commence on the Effective Date and remain in effect from year to year thereafter, but may be modified, amended, restated or discontinued by the Company at any time.

         3. Eligibility. All regular full-time non-union employees of the Company who are at least 18 years of age shall be eligible to participate in the Plan for so long as they remain employed by the Company. Employees of any subsidiary of the Company that now or may hereafter exist shall also be eligible to participate in the Plan, and the term "Company" as used herein shall be deemed to include any such subsidiary to the extent appropriate.

         4. Participation. Each person who will be an eligible employee on any January 1 or July 1 during the term of the Plan may elect to participate in the Plan by executing and delivering to the Company's Personnel Director, on or before the immediately preceding December 24 or June 25, respectively, a form to be furnished by the Company (hereinafter referred to as a "payroll deduction authorization") authorizing and instructing the Company to deduct from his or her payroll check for each pay period a specified amount to be applied to the purchase of Common Stock for such employee under the Plan. Such election shall be effective for the twelve month period beginning on such January 1 or July 1, and shall remain in effect until amended in accordance with this Section 4 or until such eligible employee withdraws from participation in the Plan or his or her participation is otherwise terminated.

         Notwithstanding the foregoing, the first Plan year began on May 1, 1994 and shall end on December 31, 1994. The original Plan, prior to amendment required that eligible employees have been employed continuously for at least twelve months. With the elimination of this requirement from the plan the following applies to new eligible employees: (a) a person who has joined the Company since April 30, 1993, but on or before June 27, 1994, who wants to begin participation by August 1, 1994, must submit a completed payroll deduction form by July 15, 1994 and (b) a person who joins the Company after June
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27, 1994, who wants to begin participation by the first day of the second month following his or her initial date of employment, must submit a completed payroll deduction form by the 15th day of the first month following such initial date.

         Each payroll deduction authorization shall request withholding, by means of substantially equal payroll deductions over the Plan year, of an amount which shall not, for any pay period, exceed 40% of the employee's total base compensation for such pay period. The payroll deduction authorized by the employee shall not be less than Ten Dollars ($10.00) per pay period, and payroll deductions must be in whole dollar amounts only. If the employee's compensation for any pay period is insufficient to permit the withholding of the requested amount in compliance with the foregoing limitations, no withholding will be made for the employee for such pay period.

         A participant in the Plan may change his or her payroll deduction amount by written notice delivered to the Company's Personnel Director on or before the December 24 immediately preceding the January 1, or the June 25 immediately preceding the July 1, with respect to which the change is to be effective. A payroll deduction amount may be decreased (but not increased) by a participating employee on a date other than January 1 or July 1 upon a showing of special circumstances that, in the opinion of the Board of Directors of the Company, warrant a decrease in such amount.

         5. Withdrawal from the Plan. A participating employee may withdraw from participation in the Plan at any time by signing and delivering to the Company's Personnel Director a withdrawal notice. If the employee decides to re- enter the Plan, the employee must deliver a new payroll deduction authorization to the Company's Personnel Director in accordance with
Section 4. Any participating employee who is a reporting person for the purposes Section 16 of the Securities and Exchange Act ("Section 16 Reporting Person") and who withdraws from the Plan may not re-enter until six (6) months have passed from the date of his or her withdrawal, and may only do so at the beginning of a Plan year in accordance with Section 4. Such employees shall also be treated as having withdrawn in the event he or she obtains custody of shares pursuant to Section 7. Any other participating employee who withdraws from the Plan may not re-enter until the beginning of a Plan year in accordance with Section 4.

         6. Purchase of Stock. On or before the fifth day of each month the Company will remit to the firm appointed by the Company to administer and act as financial agent under the Plan (hereinafter referred to as the "Custodian") the total of all deductions made under the Plan with respect to the previous calendar month. The Custodian will apply the funds to the purchase of shares of Common Stock through the New York Stock Exchange at prevailing market prices. Stock purchases with the remittance shall be completed within thirty (30) days following the date of remittance. Purchases will be made in the name of the Custodian for the account of the Sun Coast Industries, Inc. Employee Stock Purchase Plan and will commence after the remittance of one month's deductions to the Custodian.





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         If the Custodian is unable to purchase the maximum whole number of shares of Common Stock that would otherwise be purchasable with the remittance for any calendar month, the shares that are purchased will be allocated pro rata among the participating employees in proportion to their respective payroll deduction amounts. The funds remaining with the Custodian after the purchase of such shares will be returned to the Company by the Custodian no later than 35 days following the date of the Custodian's receipt of the remittance. The Company will return such funds to the participating employees, in proportion to their interests therein, as soon as practicable thereafter.

         7. Custody and Issuance of Stock. Each participating employee will be credited by the Custodian each calendar month with his or her pro rata share of the purchased shares, including fractional shares to the fourth decimal place. Records of the Company maintained under the Plan will be confidential. Each participating employee shall have the right at any time to require the Custodian to release from custody the shares of Common Stock theretofore purchased for such employee, and to receive a certificate or certificates representing such whole shares of Common Stock and the cash equivalent of any fractional shares. Stock certificates will be issued to a participating employee in accordance with this paragraph upon written request to the Custodian. Such stock certificates will be registered in the name of the employee or in the name of another person or persons as instructed by the employee and will be delivered to the employee or to his or her order. The employee shall be responsible for, and shall pay to the Custodian, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with any issuance of stock certificates to or upon the order of such employee pursuant to the Plan. The Custodian will convert fractional shares to cash by selling them on the open market in the manner contemplated by Section 11 of the Plan.

         8. Stock Splits and Rights, Dividends and Other Distributions. Cash dividends and other cash distributions received by the Custodian with respect to the shares held in its custody hereunder will be credited pro rata to the accounts of participating employees in accordance with their respective interests in the shares with respect to which the dividends or distributions are paid or made, and will be applied, as soon as practicable after receipt thereof by the Custodian, to the purchase of additional shares of Common Stock for the respective accounts of such employees. Stock splits or dividends paid in shares of Common Stock that are received by the Custodian with respect to shares held in its custody hereunder will be allocated to the participating employees in whole shares and in fractional shares to the fourth decimal place in accordance with their interests in the shares with respect to which the stock dividends are paid or the stock split relates. Share options or rights or other property, other than shares of Common Stock, received by the Custodian as distribution on shares held in its custody hereunder shall be sold by the Custodian for the accounts of the participating employees, and the Custodian shall treat the proceeds of such sale in the same manner as cash dividends received by the Custodian on shares held in its custody hereunder.

         9. Expenses. Except as provided in Sections 7, 11 and 13 hereof, the reasonable fees and charges of the Custodian and all costs of maintaining records and executing





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transfers hereunder will be borne by the Company.  Brokerage fees and commissions for the purchase (but not the sale) of shares shall also be borne by the Company. The Company will pay all costs incurred by it in connection with payroll deductions. The Company will not make any contributions to the Plan for the benefit of its employees, and each participating employee will pay the full purchase price of the shares of Common Stock purchased for his or her account pursuant to the Plan.

         10. Designation of Custodian. Subject to its right to terminate the designation, the Company has designated First Interstate Bank of Texas, N.A. as the Custodian hereunder. The Custodian is the financial agent who is charged with the responsibility of safekeeping of funds paid in and the shares purchased under the Plan, after receipt of remittance by the Company each calendar month, and until the shares are issued to the employees or cash balances refunded.

         11. Sale of Shares. Upon two days' or more written notice from a participating employee to the Custodian, shares of Common Stock credited to the participating employee's account maintained by the Custodian may be sold by such employee (while the employee remains employed with the Company) on the 15th day or last day of each month, or, if the New York Stock Exchange is not open on such day, on the next day on which it is open. Such sale shall be made by the Custodian, at market price, as the first available trade on such day next following completion of the two-day notice period. The participating employee shall be responsible for, and shall pay, any fees or charges of the Custodian, brokerage fees and commissions and other charges identified with and incurred as a result of the sale. When the sale transaction is consummated, the Custodian will forward to such employee a check for the proceeds of the sale, net of the fees, commissions and other charges, together with a statement detailing the terms of the sale, fees and commissions incurred and remaining account balance.

         12. Responsibility. Neither the Company, the Custodian nor any broker through whom purchase orders are executed shall have any responsibility or liability, other than liabilities arising out of applicable securities laws, for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quantity or other conditions and circumstances of the purchase of shares, in accordance with the terms of the Plan. A determination by the Board of Directors of the Company as to any question that may arise regarding the Plan's conduct or operation shall be final.

         13. Termination. In the event of the death or termination of employment of a participating employee, the discontinuance of the Plan by the Company or the election of a participating employee to withdraw from the Plan for any reason, the participating employee, or in the event of death, such deceased participant's designated beneficiary (or if no such beneficiary has been designated, his or her legal representative in accordance with the applicable laws of descent and distribution), shall have the right to elect to receive a





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distribution of the shares of Common Stock being held for such employee's account under the Plan or the cash equivalent thereof.

         If such employee, beneficiary or representative elects to receive Common Stock, all full shares being held for the employee's account under the Plan will be transferred to such employee, beneficiary or representative or to his or her order, and a certificate or certificates evidencing such shares will be delivered as promptly as practicable, subject to the receipt by the Custodian of documentation properly evidencing the rights and authority of the beneficiary or representative of any deceased employee. Such employee, beneficiary or representative shall be responsible for, and shall pay to the Custodian, any fees and charges of the transfer agent and registrar for the Company's Common Stock in connection with the issuance of stock certificates to or upon the order of such employee, beneficiary or representative pursuant to this paragraph. Fractional share balances that have been credited to the employee will be converted into cash through sale by the Custodian, at market price, as soon as practicable after the employee's termination of employment, death or withdrawal from the Plan, as the case may be. In the event of discontinuance of the Plan, interests in fractional shares will be liquidated by the Custodian in a like manner and the proceeds distributed pro rata.

         If such employee, beneficiary or representative elects to receive cash, all full and fractional shares being held for the employee's account under the Plan will be sold for such employee, beneficiary or representative by the Custodian in accordance with Section 11 of the Plan, subject to the receipt by the Custodian of documentation properly evidencing the rights and authority of the beneficiary or representative of any deceased employee. The employee, beneficiary or representative shall be responsible for, and shall pay, any fees or charges of the Custodian, brokerage fees and commissions and other charges identified with and incurred as a result of the sale.

         14. Withholding Taxes. All amounts subject to withholding with respect to each participating employee's (i) payroll deduction amounts under the Plan and (ii) participation in the Plan will be deducted from such participating employee's wages after reduction for his or her payroll deduction amounts, and will not reduce the participating employee's payroll deduction amounts allocated to the Plan hereunder.

         15. Stockholder Rights. Each participating employee shall at all times be the beneficial owner of all shares of Common Stock being held for his or her account under the Plan. The Custodian shall deliver to each participating employee notices of stockholder meetings, proxy statements and other communications distributed by the Company to its stockholders. Prior to the time the Custodian makes delivery to the participating employee of the shares of Common Stock hereunder, the Custodian will exercise all voting rights pertaining to each participating employee's pro rata share of such shares in accordance with written directions, if any, given to the Custodian by such participating employee prior to the date fixed for such exercise; in the absence of such directions, the Custodian will exercise





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such voting rights in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange then in effect.

         16. Statement of Account. The Custodian shall furnish each participating employee with a statement promptly after the end of each Plan year (and more frequently if the Board of Directors of the Company deems it appropriate) indicating the dollar amount invested and the number of shares purchased during the Plan year (or such shorter period as may be specified by the Board of Directors of the Company), and the total number of shares (full and fractional) credited to such employee's account, and such other pertinent information as the Custodian may deem reasonable or necessary.

         17. Effective Date of the Plan. With respect to all persons other than Section 16 Reporting Persons, the Plan shall become effective as of the Effective Date. With respect to Section 16 Reporting Person, the Plan shall become effective as of December 2, 1994.

         IN WITNESS WHEREOF, this Amended and Restated Employee Stock Purchase Plan has been executed at Dallas, Texas on this 6th day of December, 1994.

                                        SUN COAST INDUSTRIES, INC.



                                        By: ____________________________________
                                            Cynthia R. Morris, CFO and Treasurer





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